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                                                                     Exhibit 8.1

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111

                                                                617 542 6000
                                                                617 542 2241 FAX

                                                 August 3, 2004


EPIX Medical, Inc.
71 Rogers Street
Cambridge, MA 02142

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") of EPIX Medical, Inc., a Delaware corporation (the "Company"), relating to the registration for resale of $100,000,000 in principal amount of the Company's 3.00% Convertible Senior Notes due 2024 (the "Notes") and 3,359,086 shares of the Company's common stock, $.01 par value per share, and an additional indeterminable number of shares of the Company's common stock as may be required for issuance upon conversion of the Notes.

         We have participated in the preparation of the discussion set forth in the section entitled "Certain U.S. Federal Income Tax Consequences" in the Registration Statement. In our opinion, such discussion, insofar as it relates to matters of United States federal income tax law, is accurate in all material respects.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                               Very truly yours,


                                               MINTZ, LEVIN, COHN, FERRIS,
                                                 GLOVSKY AND POPEO, P.C.


TRA 1942648v1


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